UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2011

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52213	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Wheat Lane, Wood Dale, IL		60191
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 350-9400

Copies to:

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, IL 60661

Tel.: (312) 902-5493

Fax: (312) 577-8858

Attn: Mark D. Wood, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 5, 2011, Power Solutions International, Inc. (f/k/a Format, Inc.) (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) its original Current Report on Form 8-K (the “Original Form 8-K”) to report certain events described in detail therein, including, among other things, (1) the completion of a reverse merger transaction on April 29, 2011 involving the Company and The W Group, Inc. (“The W Group”), as a result of which the Company has succeeded to the business of The W Group, and (2) the Company’s consummation of a private placement of shares of its Series A Convertible Preferred Stock and warrants to purchase shares of the Company’s common stock, from which the Company received $18.0 million in gross offering proceeds, before payment of commissions, fees and expenses.

This Amendment No. 1 to the Original Form 8-K amends the information set forth in the Original Form 8-K to include (1) disclosure under “Form 10 Disclosure – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Original Form 8-K with respect to the results of operations for The W Group and its subsidiaries for the three months ended March 31, 2011 and 2010; (2) updated disclosure regarding the Company’s exposure to market risk as of March 31, 2011 under “Form 10 Disclosure – Quantitative and Qualitative Disclosures About Market Risk”; (3) unaudited consolidated financial statements of The W Group as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 (attached as Exhibit 99.3); and (4) unaudited pro forma combined financial statements regarding the Company and The W Group as of, and for the three months ended, March 31, 2011 (attached as Exhibit 99.4).

The information required by Items 2.01 and 5.01 set forth in the Original Form 8-K, and not otherwise being amended or supplemented pursuant to this Amendment No. 1 to the Original Form 8-K, is hereby incorporated by reference. Except as described above and set forth herein, no modifications have been made to information contained in the Original Form 8-K, and the Company has not updated any information contained therein to reflect events that have occurred since the date of the Original Form 8-K. Accordingly, this Amendment No. 1 to the Original Form 8-K should be read in conjunction with the Original Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 5.01	Changes in Control of Registrant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Following the closing of the Reverse Merger (as defined below), Power Solutions International, Inc. (f/k/a Format, Inc.) (sometimes referred to herein as, the “Company”) has succeeded to the business of The W Group, Inc. (“The W Group”). In connection with the Reverse Merger, effective April 29, 2011, we changed our corporate name to Power Solutions International, Inc. Unless the context otherwise requires, “we,” “our,” “us,” “our company” and similar expressions used in this section refer to The W Group prior to the closing of the Reverse Merger on April 29, 2011, and Power Solutions International, Inc. (f/k/a Format, Inc.), as successor to the business of The W Group, following the closing of the Reverse Merger.

The following discussion includes forward-looking statements about our business, financial condition and results of operations, including discussions about management’s expectations for our business. These statements represent projections, beliefs and expectations based on current circumstances and conditions and in light of recent events and trends, and you should not construe these statements either as assurances of performance or as promises of a given course of action. Instead, various known and unknown factors are likely to cause our actual performance and management’s actions to vary, and the results of these variances may be both material and adverse. A description of material factors known to us that may cause our results to vary, or may cause management to deviate from its current plans and expectations, is set forth under “Risk Factors.” The following discussion should also be read in conjunction with our audited and unaudited consolidated financial statements, including the notes thereto, and selected financial data appearing elsewhere in the Forms 8-K that we filed on May 5, 2011, as amended by this Form 8-K/A (collectively, the “Form 8-K”).

Overview

Organization

We design, manufacture, distribute and support power system solutions for industrial original equipment manufacturers of off-highway industrial equipment (“OEMs”) across a broad range of industries including stationary electricity power generation, oil and gas, material handling, aerial work platforms, industrial sweepers, arbor, welding, airport ground support, turf, agricultural, construction and irrigation. Our engineering personnel design and test power system solutions and components supporting those solutions. Our major engine suppliers include Caterpillar, General Motors and Doosan, and we source components from a variety of domestic and global suppliers. We operate as one business and geographic segment. Accordingly, the following discussion is based upon this presentation.

Net sales

We generate revenues and cash primarily from the sale of off-highway industrial power systems and aftermarket parts to industrial OEMs. Our products are sold globally, and we are a sole source power solution provider of our products for most of our customers. Net sales are derived from gross sales less sales returns and or sales discounts.

Cost of sales

We assemble all of our products at our facilities in Wood Dale, Illinois. The most significant component of our cost of sales is the engine cost. The remainder of our cost of sales primarily includes the cost of additional materials utilized in our finished goods, labor, freight, depreciation and other inventoriable costs such as allocated overhead.

Operating expenses

Operating expenses include engineering, selling and service and general and administrative expenses. Engineering expenses include both internal personnel costs and expenses associated with outsourced third party engineering relationships. Engineering activities are staff intensive; thus costs incurred primarily consist of salary and benefits for professional engineers and amounts paid to third parties under contractual engineering agreements. Engineering consists of a Product and Application Research and Development Engineering Group and a Customer Support Engineering Group. The primary focus of the Product and Application Research and Development Engineering Group is on current and future product design, prototyping, testing and application development activities. The Customer Support Engineering Group provides dedicated engineering and technical attention to customer production support, including a direct communication link with our internal operations.

Selling and service expenses represent the costs of our OEM sales team, an aftermarket sales group and a customer support group for field service and warranty support of our products. We utilize a direct sales and marketing approach to maintain maximum customer interface and service support. Wages and benefits, together with expenses associated with travel, account for the majority of the costs in this category.

General and administrative expenses principally represent costs of our corporate office and personnel that provide management, accounting, finance, human resources, information systems and related costs which support the organization. In addition to wages and benefits, costs include professional services, insurance, banking fees and other general facility and administrative support costs.

Recent developments

Reverse Merger, Principal Purchase and Sale Transaction, Private Placement and Stock Repurchase

On April 29, 2011, Format, Inc. (n/k/a Power Solutions International, Inc.) completed a reverse merger transaction, in which PSI Merger Sub, Inc., newly-created as a wholly-owned subsidiary of Format, Inc., merged with and into The W Group, and The W Group remained as the surviving corporation of the merger, becoming a wholly-owned subsidiary of Power Solutions International, Inc. (the “Reverser Merger”). The Reverse Merger was consummated under Delaware corporate law pursuant to an Agreement and Plan of Merger, dated as of April 29, 2011 (the “Merger Agreement”). Pursuant to the Merger Agreement, all of the outstanding shares of common stock of The W Group held by the three stockholders of The W Group at the closing of the Reverse Merger converted into, and Format, Inc. issued to the three stockholders of The W Group, shares of its common stock (the “Company Common Stock”), par value $0.001 per share, and shares of its Series A Convertible Preferred Stock (the “Company Preferred Stock”), liquidation preference of $1,000 per share. In connection with Gary Winemaster and Thomas Somodi entering into a Purchase and Sale Agreement, (1) The W Group and Mr. Somodi entered into a Termination Agreement, pursuant to which each of Mr. Somodi’s employment agreement with The W Group (the term of which expired in April 2010) and the subscription agreement between The W Group and Mr. Somodi were terminated; and (2) the Company and Mr. Somodi entered into a new employment agreement, which sets forth the terms of Mr. Somodi’s employment with the Company. See “Executive Compensation – Employment Agreements” in the Form 8-K for a description of the Company’s new employment agreement with Mr. Somodi.

Concurrently with the closing of the Reverse Merger, on April 29, 2011, the Company completed a private placement (the “Private Placement”) of its newly designated Company Preferred Stock, together with warrants to purchase shares of Company Common Stock, to 29 accredited investors, receiving total gross proceeds of $18,000,000. Each share of Company Preferred Stock is initially convertible into a number of shares of Company Common Stock equal to $1,000 divided by the conversion price then in effect, subject to the limitations on conversion set forth in the Certificate of Designation for the Company Preferred Stock. For every one share of Company Common Stock issuable upon conversion of Company Preferred Stock purchased in the Private Placement, each investor in the Private Placement also received a warrant to purchase initially one-half of a share of Company Common Stock, at an initial exercise price of $0.40625 per share, subject to limitations on exercise and adjustment as set forth in such warrants.

In connection with the Reverse Merger and the Private Placement, Power Solutions International, Inc. entered into a stock repurchase and debt satisfaction agreement, dated as of April 29, 2011 (the “Repurchase Agreement”), with Ryan Neely, the sole director and executive officer of Format, Inc. immediately prior to the closing of the Reverse Merger, and his wife, Michelle Neely. Pursuant to the Repurchase Agreement, at the time of consummation of the Reverse Merger, (1) Power Solutions International, Inc. repurchased 3,000,000 shares of Company Common Stock from Ryan Neely and Michelle Neely, and (2) Ryan Neely and Michelle

Neely terminated all of their right, title and interest in and to, and released Power Solutions International, Inc. from any and all obligations it had with respect to, the loans made by Ryan Neely and Michelle Neely to Power Solutions International, Inc. from time to time (which, as of the closing of the transactions contemplated by the Repurchase Agreement, were in an aggregate principal amount of $114,156), in exchange for aggregate consideration of $360,000.

As a result of the Reverse Merger, Power Solutions International, Inc. has succeeded to the business of The W Group. See “The Reverse Merger” and “The Private Placement” in the Form 8-K for a detailed description of the Reverse Merger, the Private Placement and the Stock Repurchase.

Replacement of Prior Credit Agreement

On April 29, 2011, in connection with the closing of the Reverse Merger, the Stock Repurchase and the Private Placement, the Company and The W Group entered into a loan and security agreement with Harris N.A., and such loan and security agreement replaced the existing loan and security agreement that The W Group had with its senior lender prior to the closing of the Reverse Merger (the “Bank Refinancing”). Pursuant to the loan and security agreement with Harris N.A., among other things, the Company became a party to the loan and security agreement, the maximum loan amount under the senior credit facility was reduced from the maximum loan amount under The W Group’s prior credit facility to reflect The W Group’s repayment in full of its two previously outstanding term loans under the prior credit facility and the financial covenants under the prior credit facility were replaced with a new fixed charge coverage ratio. See “– Liquidity and capital resources – Credit agreement” in the Form 8-K for a discussion of the Company’s current credit facility and The W Group’s prior credit facility, which was replaced by the current credit facility in connection with the Reverse Merger.

Factors affecting future comparability

We have set forth below selected factors that we believe have had, or can be expected to have, a significant effect on the comparability of recent or future results of operations:

Public company expenses

As a result of the Reverse Merger, we are now a public company, and anticipate that we will make an application to list our shares for trading on a national securities exchange, once we satisfy the relevant quantitative listing criteria. As a result, we expect that our general and administrative expenses will increase as we pay our employees, legal counsel and accountants to assist us in, among other things, establishing and maintaining a more comprehensive compliance and board governance function, establishing and maintaining internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, and preparing and distributing periodic public reports under the federal securities laws. In addition, we expect that as a public company the cost of director and officer liability insurance will increase. We may also incur additional costs associated with compensation of non-employee directors.

Stock-based and other executive compensation

Prior to the Reverse Merger and the Private Placement, we have not granted or issued any stock-based compensation. Accordingly, we have not recognized any stock-based compensation expense. Upon and following the consummation of this offering, we may consider adopting an equity compensation plan and making awards under such a plan to our directors, officers and other employees and possibly to consultants. As a result, to the extent relevant, we may incur non-cash, stock-based compensation expenses in future periods.

Events affecting sales and profitability comparisons

Our quarter-to-quarter and quarter-over-quarter operating results (including our sales, gross profit and net income) and cash flows can be impacted by a variety of internal and external events associated with our business operations. Examples of such events include (1) changes in regulatory emission requirements (which generally occur on January 1 of the year in which they become effective), (2) customer product phase-in/phase-out programs, (3) supplier product (i.e. a specific engine model) phase-in/phase-out programs, (4) changes in pricing by suppliers to us of engines, components and other parts (typically effective January 1 of any year), and (5) changes in our pricing to our customers (typically effective January 1 of any year), which may be related to changes in the pricing by suppliers to us. In order to mitigate potential availability or pricing issues, customers may adjust their demand requirements from traditional patterns. We may also extend special programs to customers in advance of such events, and we are more likely to offer such programs in our fourth quarter of a year in anticipation of events expected to occur in the first quarter of the next year. The occurrence of any of the events discussed above may result in fluctuations in our operating results (including sales and profitability) and cash flows between and among reporting periods.

Critical accounting policies and estimates

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these financial statements in accordance with GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, assumptions and judgments, including those related to revenue recognition, bad debts, inventories, warranties and income taxes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and our revenue recognition. Actual results may differ from these estimates under different assumptions or conditions.

Revenue recognition

We recognize revenue at the time title and risk of loss of inventory passes to the customer, which is typically upon shipment of goods. In certain cases, we recognize revenue upon billing for goods which are not immediately shipped at the request and for the convenience of our customer, otherwise known as a “bill and hold” arrangement. In these cases, revenue is recognized under the same terms and conditions as any other sales except that the products are held by us until the customer initiates the shipment of the product from our warehouses. Transfer of the title and risk of loss pass to the customer, and there are no future performance obligations, at the time the bill and hold sale is recognized. Any product that has been sold under a bill and hold arrangement is segregated from our owned inventory. When billed to the customers, shipping and handling charges to customers are included in revenue when incurred. Shipping and handling costs incurred by the company are included in cost of sales.

Allowance for doubtful accounts

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all past due accounts receivable balances and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

Inventories

Inventories consist primarily of engines and parts. Engines are valued at the lower of cost, as determined by specific serial number identification, or market value. Parts are valued at the lower of cost (first-in, first out) or market value.

We write down inventory for estimated unmarketable inventory by an amount equal to the difference between the cost of the inventory and the estimated realizable value, based upon assumptions about future demand and market conditions.

Warranty programs

We offer a standard limited warranty on the workmanship of our products that in most cases covers defects for a period of (i) one year from the date of shipment or (ii) six months from the date products are placed into service, whichever occurs first. Warranties for certified emission products are mandated by the United States Environmental Protection Agency and/or the California Air Resources Board and are longer than our standard warranty on certain emission related products. Our products also carry limited warranties from suppliers. Costs related to supplier warranty claims are borne by the supplier; our warranties apply only to the modifications we make to supplier base products. We estimate and record a liability, and related charge to income, for our warranty program at the time products are sold to customers. Our estimates are based on historical experience and reflect management’s best estimates of expected costs at the time products are sold. We make adjustments to our estimates in the period in which it is determined that actual costs may differ from our initial or previous estimates.

Income taxes

All income tax amounts reflect the use of the liability method. Under this method deferred tax assets and liabilities are determined based upon the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. These differences relate primarily to different depreciation methods for financial statement and income tax purposes, nondeductible allowances for accounts receivable and inventory, certain accrued expenses, unrealized losses on hedging activities and research and development credit carryforwards.

Deferred taxes are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and tax rates as on the date of enactment.

Results of operations

Three months ended March 31, 2011 compared with the three months ended March 31, 2010

Net sales

Our net sales increased 59.7% to $31.4 million for the three months ended March 31, 2011 compared to $19.6 million for the three months ended March 31, 2010. The increase in net sales was primarily due to increases in sales to existing customers arising from an improvement in the general global economy, together with a continued growth in sales of large power systems and expansion of sales to Asia-based customers to whom we began shipping product in the latter part of 2010.

Cost of sales

Our cost of sales increased 53.1% to $25.4 million for the three months ended March 31, 2011 from $16.6 million in the comparable period of 2010. The increase in cost of sales was primarily due to the increase in our sales volume. As a percentage of net sales, cost of sales has declined to 80.9% for the three months ended March 31, 2011, compared to 84.4% for the three months ended March 31, 2010. Costs were spread over higher volumes which favorably affected cost of sales. In addition, the increase in sales, noted in Net sales above, occurred across the majority of our customer base, broadening our product mix, which also favorably impacted our cost of sales.

Gross profit

Our gross profit increased 95.8% to $6.0 million for the three months ended March 31, 2011 from $3.1 million in the comparable period of 2010. Our gross profit increased primarily due to the previously discussed increase in sales volumes. As a percentage of revenue, gross profit was 19.1% for the three months ended March 31, 2011 compared to 15.6% in 2010. The higher gross profit during the first quarter of 2011 was principally attributable to the broadening product mix and higher sales volume relative to production costs as described in Cost of sales above.

Engineering

Engineering expenses increased 38.9% to $1.0 million for the three months ended March 31, 2011 from $0.7 million in the comparable period of 2010 due to an increase in customer product support activities associated with the increase in sales and product development. Wages and benefits account for the majority of our engineering expenses, and we increased our headcount in 2011 in connection with these activities. In addition, our engineering expenses were lower in 2010 due to cost control initiatives which included, among other things, temporary compensation reductions. However, as a percentage of net sales, engineering expenses decreased to 3.2% in the three months ended March 31, 2011 compared to 3.6% for the same period in 2010.

Selling and service

Selling and service expenses increased 18.9% to $1.4 million for the three months ended March 31, 2011 from $1.2 million in the comparable period of 2010. The increase in selling and services expense was primarily attributable to an increase in wages and benefits, travel costs, and warranty costs in support of our increased product sales for the three months ended March 31, 2011 as compared to 2010. However, our sales increased at a higher percentage than our increase in selling and service expenses. Accordingly, as a percentage of net sales, selling and service expenses decreased to 4.4% in the three months ended March 31, 2011 compared to 6.0% for the same period in 2010.

General and administrative

General and administrative expenses increased 79.6% to $1.3 million for the three months ended March 31, 2011 from $0.7 million in the comparable period of 2010. The increase was principally attributable to (i) the cost of additional staff to support our higher sales volume, (ii) professional fees incurred in connection with our year end audit, and (iii) non-capitalizable consulting and professional fees incurred in connection with the Reverse Merger and the Bank Refinancing. As a percentage of net sales, general and administrative expenses increased to 4.2% in the three months ended March 31, 2011 from 3.7% for the same period of 2010.

Interest expense

Interest expense increased 23.0% to $0.6 million for the three months ended March 31, 2011, as compared to $0.5 million for the year-ago period. The increase was principally attributable to a $0.1 million fee incurred under the Prior Credit Agreement (as defined and discussed below). Our average outstanding bank borrowings were $0.8 million higher for the three months ended March 31, 2011 compared to the same period in 2010; however, our average effective interest rate on our bank borrowings was 5.86% during the first quarter of 2011, compared to 5.97% in 2010. Holding all other variables constant, we expect that our interest expense will decrease, in part, as a result of a lower effective interest rate pursuant to our new credit facility. For a description of our new credit facility, see “—Liquidity and capital resources — Credit agreement” below.

Income tax expense

Our income tax expense increased $0.6 million for the three months ended March 31, 2011, to $0.6 million, as compared to a tax benefit of less than $0.1 million in 2010. Our effective tax rate for the three months ended March 31, 2011 was 36.2% compared with 18.8% for the comparable prior year period. Our effective tax rate in 2010 was lower than in 2011 as the amount of tax credits expected to be generated and used for 2010 was significantly higher relative to the amount of taxable income generated for the year. In 2011, our effective tax rate is expected to be higher as we expect that the proportion of credits generated and used will be lower relative to our taxable income for the year.

Liquidity and capital resources

Our cash requirements are dependent upon a variety of factors, foremost of which is the execution of our strategic plan. We expect to continue to devote substantial capital resources to running our business. Our primary sources of liquidity are cash flows from operations, principally collections of customer accounts receivable and borrowing capacity under our credit facility. Our existing and historical financing arrangements require that cash received by us be applied against our revolving line of credit. Accordingly, we do not maintain cash or cash equivalents on our balance sheet, but instead fund our operations through borrowings under a revolving line of credit which is described below under “Credit agreement.”

Based on our current forecasts and assumptions, we believe that our sources of cash and cash equivalents, namely the sales of our power systems and aftermarket products and access to borrowing capacity, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next 12 months.

As of March 31, 2011, we had working capital of $5.9 million compared to $6.3 million as of December 31, 2010. Our working capital decreased from December 31, 2010, primarily due to a $1.5 million reduction in inventories and a $1.1 million increase in liabilities that were partially offset by a $2.2 million increase in accounts receivable.

Three months ended March 31, 2011

Operating activities

For the three months ended March 31, 2011, we generated cash flows from operations of $2.2 million, resulting primarily from net income of $1.1 million, increased by non-cash adjustments (primarily depreciation and trade receivable allowances) of $0.2 million and cash provided by a $1.5 million reduction in inventories, a $1.4 million increase in accounts payable and a $0.7 million increase in income taxes payable. The cash provided by operating activities was offset in part by a $2.3 million increase in accounts receivable, $0.2 million increase in other assets and a $0.1 million increase in accrued liabilities.

Investing activities

Net cash used in investing activities of $0.3 million for the three months ended March 31, 2011 related primarily to the acquisition of property, equipment and other assets.

Financing activities

Net cash used in financing activities was $1.9 million for the three months ended March 31, 2011 and was used for scheduled payments on our long-term debt, repayment of borrowings under our revolving line of credit, reduction in our cash overdraft and payment of financing fees paid in connection with the Reverse Merger.

Three months ended March 31, 2010

Operating activities

For the three months ended March 31, 2010, we generated cash flows from operations of $3.7 million. Cash flows from operating activities primarily arose from a net loss and non-cash adjustments (primarily depreciation and trade receivable allowances) of $0.2 million, cash provided by a $16.7 million reduction in receivables, a $0.1 million decrease in inventories and $0.4 million reduction in other assets. The cash provided by operating activities was offset by cash used of approximately $13.0 million to reduce accounts payable and income taxes payable, a $0.5 million increase in prepaid and other and a $0.2 million decrease in accrued liabilities.

Investing activities

Net cash used in investing activities related primarily to the acquisition of equipment and other assets of $0.2 million for the three months ended March 31, 2010.

Financing activities

Net cash used in financing activities was $3.6 million for the three months ended March 31, 2010 and was used for scheduled payments on our long-term debt, repayment of borrowings under our revolving line of credit, and reduction in our cash overdraft balance.

Credit agreement

In connection with the consummation of the Reverse Merger and the Private Placement, on April 29, 2011, we entered into a loan and security agreement (the “New Credit Agreement”) with certain lenders (the “Lenders”) and Harris N.A., as agent for the Lenders (the “Agent”). The New Credit Agreement replaced the loan and security agreement (the “Prior Credit Agreement”) with Fifth Third Bank, the terms of which are discussed below. The New Credit Agreement provides for borrowings of up to $35.0 million under a revolving line of credit (the “New Line of Credit”), which New Line of Credit is scheduled to mature on April 29, 2014 and has a variable interest rate as described below. Borrowings under the New Credit Agreement are collateralized by substantially all of our assets. Under the New Credit Agreement, we are required to meet certain financial covenants, including a minimum monthly fixed charge coverage ratio and a limitation on annual capital expenditures, the testing of which commences on April 30, 2011. The New Credit Agreement also contains customary covenants and restrictions applicable to us, including agreements to provide financial information, comply with laws, pay taxes and maintain insurance, restrictions on the incurrence of certain indebtedness, guarantees and liens, restrictions on mergers, acquisitions and certain dispositions of assets, and restrictions on the payment of dividends and distributions. In addition, the New Credit Agreement requires our cash accounts to be held with the Agent. Our cash deposits in the New Line of Credit account are swept by the Agent daily and applied against the outstanding New Line of Credit balance. As a result, we maintain a zero cash balance in our New Line of Credit account, and we borrow on the New Line of Credit on a daily basis to fund our cash disbursements.

Under the New Credit Agreement (in contrast to the Prior Credit Agreement discussed below): (a) Power Solutions International, Inc. is a party to the New Credit Agreement and pledged the equity interests of The W Group to the Agent; (b) there are no term loans; (c) the New Line of Credit bears interest at the Agent’s prime rate (3.25% at December 31, 2010) plus an applicable margin ranging from to 0% to 0.50% or, at our option, a portion of the New Line of Credit can be designated to bear interest at LIBOR plus an applicable margin ranging from 2.00% to 2.50%; (d) there is a higher limit on annual capital expenditures; (e) there is no maximum quarterly senior debt leverage ratio; and (f) there is a fixed charge coverage ratio similar to the fixed charge coverage ratio in the Prior Credit Agreement, except that the fixed charge coverage ratio under the New Credit Agreement excludes historical debt service on Term Loan A and Term Loan B (each as defined and discussed below) and certain other one-time expenses.

On April 29, 2011, upon consummation of the Reverse Merger and the other transactions referred to above under “—Recent Developments,” we used net proceeds from the Private Placement and proceeds from a draw on the New Line of Credit to repay the Prior Loans (as discussed and defined below) under the Prior Credit Agreement in full. Upon consummation of the Reverse Merger and immediately following the repayment of the Prior Loans on April 29, 2011, availability under the New Line of Credit was approximately $12.7 million.

The Prior Credit Agreement was entered into in 2008 among Fifth Third Bank and The W Group and its subsidiaries. The initial proceeds from the Prior Credit Agreement were used to retire the revolving line of credit and term loans with our predecessor bank. The Prior Credit Agreement provided for a revolving line of credit of up to $37.5 million (the “Prior Line of Credit”), a term loan of $8.7 million (“Term Loan A”) and a term loan of $2.4 million (“Term Loan B” and together with Prior Line of Credit and Term Loan A, the “Prior Loans”), which Prior Loans were scheduled to mature on July 15, 2013 and had variable interest rates. Under the terms of the Prior Credit Agreement, we had the ability to elect whether outstanding amounts under the Prior Loans accrued interest based on the prime rate plus a margin or LIBOR plus a margin. Prior to being repaid in full, the Prior Loans under the Prior Credit Agreement were collateralized by substantially all of our assets. Under the Prior Credit Agreement, we were required to maintain our cash accounts with Fifth Third Bank. We had our cash deposits in the Prior Line of Credit account swept by Fifth Third Bank daily and applied against the outstanding Prior Line of Credit balance. As a result, we maintained a zero cash balance in our Prior Line of Credit account, and we borrowed on the Prior Line of Credit on a daily basis to fund our cash disbursements. Outstanding borrowings under the Prior Line of Credit were $21.0 million and $21.6 million at March 31, 2011 and December 31, 2010, respectively. Prior to its repayment in full in connection with the closing of the Reverse Merger, principal payments of Term Loan A were payable in quarterly installments ranging from $0.2 million to $0.6 million over the life of the loan. Term Loan A had an outstanding balance of $5.1 million and $5.6 million as of March 31, 2011 and December 31, 2010, respectively. Prior to its repayment in full in connection with the closing of the Reverse Merger, principal payments of Term Loan B were payable in quarterly installments of less than $0.1 million over the life of the loan plus a balloon payment at maturity. Term Loan B had an outstanding balance of $2.1 million and $2.1 million as of March 31, 2011 and December 31, 2010, respectively. In addition to scheduled quarterly payments, prior to its replacement, the Prior Credit Agreement required an annual repayment equal to 60% of excess cash flow.

The Prior Line of Credit was previously amended, in August 2009, to reduce the maximum borrowings from $37.5 million to $29.0 million, bearing interest at Fifth Third Bank’s prime rate (3.25% at December 31, 2009) plus an applicable margin ranging from 2.25% to 2.50%. Prior to the replacement of the Prior Credit Agreement on April 29, 2011, at our option a portion of the Prior Line of Credit could be designated to bear interest at LIBOR, subject to a 2.00% floor, plus an applicable margin ranging from 3.25% to

3.50%. At December 31, 2010, the entire outstanding balance of $21.6 million had been designated to bear interest at the LIBOR rate, plus margin. The interest rate on the Prior Line of Credit was 5.50% at December 31, 2010.

As of December 31, 2010, we determined that we were not in compliance with the quarterly fixed charge coverage ratio and the quarterly senior debt leverage ratio covenants of our Prior Credit Agreement. On January 20, 2011, we received from Fifth Third Bank a waiver of our noncompliance with these financial covenants as of December 31, 2010.

Contractual obligations

During the three months ended March 31, 2011, there were no material contractual obligations entered into, or modified, outside the ordinary course of business which require adjustment to the amounts presented in the table included in the Form 8-K under “Form 10 Disclosure – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contractual obligations.” As discussed and described in “—Liquidity and capital resources—Credit Agreement,” subsequent to March 31, 2011, we entered into the New Credit Agreement.

Off-balance sheet arrangements

We do not have any material off-balance sheet arrangements.

Impact of recently issued accounting standards

Revenue Recognition

In September 2009, the FASB reached a consensus on ASU No. 2009-13, “Revenue Recognition (Topic No. 605) – Multiple-Deliverable Revenue Arrangements,” (ASU 2009-13). ASU 2009-13 modifies the requirements that must be met for an entity to recognize revenue from the sale of a delivered item that is part of a multiple-element arrangement when other items have not yet been delivered. ASU 2009-13 eliminates the requirement that all undelivered elements must have either: (i) vendor specific objective evidence (VSOE) or (ii) third-party evidence (TPE), before an entity can recognize the portion of an overall arrangement consideration that is attributable to items that already have been delivered. In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, entities are required to estimate the selling prices of those elements. Overall arrangement consideration must be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity’s estimated selling price. The residual method of allocating arrangement consideration has been eliminated. The application of this standard in the first quarter of 2011 had no material impact on the results of operations for the three months ended March 31, 2011.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We maintain cash accounts with Harris N.A. (the “Agent”), which is where we also maintain the New Line of Credit. Our cash deposits in the New Line of Credit account are swept by the Agent on a daily basis and applied against the outstanding New Line of Credit balance, and we borrow on the New Line of Credit on a daily basis to fund our cash disbursements.

Our exposure to changes in the level of interest rates is generally limited to borrowings under our credit facility with the Agent. In particular, our interest expense sensitivity results from changes in the underlying prime rate or LIBOR. At our option, we have the ability to elect whether outstanding amounts under the New Line of Credit with the Agent bear interest at the prime rate plus a margin or LIBOR plus a margin and, prior to the repayment of the Prior Line of Credit with our previous senior lender, Fifth Third Bank as of April 29, 2011, we had the ability to elect whether outstanding amounts under each of Term Loan A and Term Loan B with Fifth Third Bank, bore interest at the prime rate plus a margin or LIBOR plus a margin. We designated our outstanding balance under the Prior Line of Credit with Fifth Third Bank to bear interest at LIBOR, subject to a 2.0% floor, plus an applicable margin ranging from 3.25% to 3.50%. At March 31, 2011 and December 31, 2010, (1) the principal amount of indebtedness outstanding under the Prior Line of Credit was $21.0 million and $21.6 million, respectively, (2) the principal amount of indebtedness outstanding under Term Loan A was $5.1 million and $5.6 million, respectively, and (3) the principal amount of indebtedness outstanding under Term Loan B was $2.1 million and $2.1 million, respectively. At March 31, 2011 and December 31, 2010, the entire outstanding balance of $21.0 million and $21.6 million, respectively, under the Prior Line of Credit bore an interest rate of 5.50%. At March 31, 2011 and December 31, 2010, all outstanding balances under Term Loan A and Term Loan B bore interest at the prime rate plus a margin. See Note 5 – under the heading “Line of credit” and Note 6 – under the heading “Long-term debt” to the Unaudited Consolidated Financial Statements for the three months ended March 31, 2011 and 2010 included in the Form 8-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Liquidity and capital resources – Credit agreement” above for a discussion of the Prior Line of Credit, Term Loan A and Term Loan B.

We previously maintained, and may maintain in the future, an interest-rate risk management strategy using derivative instruments to minimize significant, unanticipated earnings fluctuations caused by interest-rate volatility. However, we have not maintained such a strategy since the third quarter of fiscal 2008.

Based upon our Prior Credit Agreement with Fifth Third Bank, using our balances and interest rates as of March 31, 2011 and holding other variables constant, a 10% increase in interest rates for the next 12-month period would have decreased our pre-tax earnings and cash flow by approximately $0.2 million. Excluding Term Loan A and Term Loan B, the decrease would have been approximately $0.1 million. Assuming for purposes hereof that the New Credit Agreement was effective as of March 31, 2011, using our balances other than Term Loan A and Term Loan B as of March 31, 2011 and holding other variables constant, a 10% increase in interest rates for the next 12-month period would have decreased our pre-tax earnings and cash flow by approximately $0.1 million.

We are currently not subject to any material foreign currency exchange rate risk or any investment-related risk.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements: The W Group’s unaudited consolidated financial statements as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 are filed in this Amendment No. 1 to Current Report on Form 8-K as Exhibit 99.3.

(b) Pro forma financial information: Unaudited pro forma combined financial statements regarding the registrant and The W Group as of, and for the three months ended, March 31, 2011 are filed in this Amendment No. 1 to Current Report on Form 8-K as Exhibit 99.4.

(c) Exhibits.

Exhibit Number	Exhibit Description

99.3	The W Group’s unaudited consolidated financial statements as of March 31, 2011 and for the three months ended March 31, 2011 and 2010.

99.4	Unaudited pro forma combined financial statements regarding the registrant and The W Group as of, and for the three months ended, March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Solutions International, Inc.

Date: May 16, 2011	By:	/s/ Thomas J. Somodi
		Name:	Thomas J. Somodi
		Title:	Chief Operating Officer and Chief Financial Officer